Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statements of NextNRG, Inc. (the or “Company”) on Form S-1 (File No. 333-275761) and on Form S-8 (File Nos. 333-264006 and 333-286418) of our report dated April 15, 2026, relating to the consolidated financial statements which appear in this Amendment No. 1 on Form 10-K/A. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ M&K CPAs, PLLC

M&K CPAs, PLLC
We have served as the Company’s auditor since 2020.
The Woodlands, TX
May 11, 2026
PCAOB 2738